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                              PLACEMENT AGENT AGREEMENT



                                                                January 29, 1993


     Eaton Vance Distributors, Inc.
     24 Federal Street
     Boston, Massachusetts  02110

     Gentlemen:

              This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Oregon Tax Free Portfolio (the "Trust"), an open-end non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a New York trust, has agreed that Eaton Vance Distributors, Inc. ("EVD") shall be the placement agent (the "Placement Agent") of Interests in the Trust ("Trust Interests").

              1.  Services as Placement Agent.

              1.1 EVD will act as Placement Agent of the Trust Interests covered by the Trust's registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Placement Agent Agreement, neither EVD nor its employees or any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

              1.2 All activities by EVD and its agents and employees as Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

              1.3 Nothing herein shall be construed to require the Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Board of Trustees.

              1.4 The Portfolio shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as EVD may reasonably request. The Trust shall also furnish EVD upon request with: (a) unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and
     (b) from time to time such additional information regarding the Trust's financial or regulatory condition as EVD may reasonably request.

              1.5 The Trust represents to EVD that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any
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     registration statement filed with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Trust. The Trust represents and warrants to EVD that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. The Trust may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from EVD to do so, EVD may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving EVD reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

              1.6 The Trust agrees to indemnify, defend and hold EVD, its several officers and directors, and any person who controls EVD within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by EVD in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify EVD and the Trust's representations and warranties hereinbefore set forth in this paragraph 1.6 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless
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     disregard of its obligations and duties under this Agreement.  The Trust should be notified of any action brought against a Covered Person, such notification to be given by a writing addressed to the Trust, 24 Federal Street Boston, Massachusetts 02110, with a copy to the Adviser of the Portfolio, Boston Management and Research, at the same address, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability except to the extent the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by EVD, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by EVD, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit or in case EVD reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by EVD or it. The Trust's indemnification agreement contained in this paragraph and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify EVD promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

              1.7 EVD agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by EVD in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by EVD to the Trust required to be stated in such answers or necessary to make such information not misleading. EVD shall be notified of any action brought against a Covered Person, such notification to be given by a writing addressed to EVD at 24 Federal Street, Boston,
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     Massachusetts 02110, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. EVD shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on EVD's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify EVD of any such action shall not relieve EVD from any liability except to the extent the Trust shall have been prejudiced by such failure, or from any liability that EVD may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of EVD's indemnity agreement contained in this paragraph.

              1.8 No Trust Interests shall be offered by either EVD or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time.

              1.9 The Trust agrees to advise EVD as soon as reasonably practical by a notice in writing delivered to EVD or its counsel:

              (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

              (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

              (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

              (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

              For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

              1.10 EVD agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential investors and not to use such records
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     and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust,
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     which approval shall not be unreasonably withheld and may not be withheld where EVD may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

              2.  Duration and Termination of this Agreement.

              This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including February 28, 1994 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 1994 is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of EVD or the Trust cast in person at a meeting called for the purpose of voting on such approval.

              Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this agreement without the payment of any penalty, by action of Trustees of the Trust or the Directors of EVD, as the case may be, and the Trust may, at any time upon such written notice to EVD, terminate this Agreement by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically in the event of its assignment.

              3.  Representations and Warranties.

              EVD and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

              4.  Limitation of Liability.

              EVD expressly acknowledges the provision in the Declaration of Trust of the Trust (Sections 5.2 and 5.6) limiting the personal liability of the Trustees and officers of the Trust, and EVD hereby agrees that it shall have recourse to the Trust for payment of claims or obligations as between the Trust and EVD arising out of this Agreement and shall not seek satisfaction from any Trustee or officer of the Trust.

              5.  Certain Definitions.

              The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of Holders, of the lesser of (a) 67 per centum or more of the Interests in the Trust present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding Interests in the Trust are
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     present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding Interests in the Trust. The terms "Holders" and "Interests" when used herein shall have the respective meanings specified in the Declaration of Trust of the Trust.

              6.  Concerning Applicable Provisions of Law, etc.

              This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

              The laws of the Commonwealth of Massachusetts shall, except to the extent that any applicable provisions of federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

              If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.


                                       Yours very truly,

                                       OREGON TAX FREE PORTFOLIO




                                       By:  /s/James B. Hawkes
                                           --------------------------
                                                President

     Accepted:

     EATON VANCE DISTRIBUTORS, INC.


     By:  /s/Wharton P. Whitaker
         --------------------------------
              President

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